Exhibit 10.3

FIRST AMENDMENT TO

CHANGE IN CONTROL AGREEMENT AND GENERAL RELEASE

This First Amendment to Change in Control Agreement and General Release (the “First Amendment”) is made and entered into as of August 18, 2004 to be effective March 1, 2004, by and between DUKE ENERGY CORPORATION (“Duke”), a North Carolina corporation with its principal executive offices in Charlotte, North Carolina, and Richard J. Osborne (the “Employee”).

WITNESSETH:

WHEREAS, Duke and the Employee (the “Parties”) have previously entered into a Change in Control Agreement, dated August 18, 1999 and attached hereto as Exhibit A (the “Agreement”), the terms and conditions of which are reaffirmed in their entirety except as modified by this First Amendment;

WHEREAS, effective January 1, 2004, the Employee was reassigned to new job duties with Duke and its affiliates and experienced a commensurate reduction in his target short-term cash incentive opportunity, and effective March 1, 2004, experienced a commensurate reduction in his base salary;

WHEREAS, the Parties have agreed that the Agreement will be modified and clarified by this First Amendment to clearly establish the terms and conditions of the Agreement during the Employee’s continued employment with Duke;

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained in the Agreement and in this First Amendment, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. REVISED TERM OF AGREEMENT. The Parties agree to delete the current Paragraph 1 of the Agreement and replace it with the following provision:

1. Term of Agreement. The revised term of this Agreement (the “Agreement Term”) shall commence on March 1, 2004 (the “Revised Commencement Date”) and shall terminate on February 28, 2006, in the event a termination of the Employee’s employment shall not have occurred by such date; provided, however, that such termination date shall be automatically extended for consecutive one-month periods effective on the first day of each month (each, a “Renewal Date”) following the Revised Commencement Date unless either party gives written notice to the other party not less than ten (10) days prior to a Renewal Date of its intention to terminate the Agreement at the end of the then-current Agreement Term. In the event a termination of the Employee’s employment shall have occurred prior to the expiration of the Agreement

Term, this Agreement will continue in force and effect until the satisfaction of all the Parties’ obligations hereunder.

2. REVISED LUMP-SUM SEVERANCE BENEFIT. The Parties agree to delete the current sub-Paragraph 3(b)(iii) of the Agreement and replace it with the following provision:

(iii) a lump-sum payment equal to the sum of the Employee’s then-current Base Salary and Target Bonus for each year of the Severance Period (as defined below), including a pro-rata amount (determined on a daily basis) for any partial years during this period, however for any Covered Termination that occurs prior to March 31, 2006 (if any) the foregoing lump-sum payment will be determined by using, as the amount of the “sum of the Employee’s then-current Base Salary and Target Bonus,” the greater of:

(A)	The sum of Employee’s then-current Base Salary and Target Bonus; or

(B)	Nine Hundred Forty-Five Thousand and No/100 Dollars ($945,000) less the dollar amount determined according to the following formula:

X minus Z

where, for the purposes of this sub-Paragraph 3(b)(iii), the values of X and Z are determined as follows:

X	= Nine Hundred Forty-Five Thousand and No/100 Dollars ($945,000)

Y	= The sum of the Employee’s then-current Base Salary and Target Bonus

Z	= (X minus Y) multiplied by the Applicable Fraction

Date of Covered Termination	Applicable Fraction

March 1, 2004 to February 28, 2005	1/3

March 1, 2005 to February 28, 2006	2/3

March 1, 2006 and beyond	3/3

The amounts referred to in the phrase, “the Employee’s then-current Base Salary and Target Bonus,” will be determined by reference to the Base Salary and Target Bonus in effect on the date of the Employee’s Covered Termination.

3. REVISED NOTICE PROVISION. The Parties agree to revise Paragraph 7, Notice, by deleting the corporate officer designated by Duke to receive written notice under the Agreement and replace such designation as follows:

Mr. Paul M. Anderson

Chairman of the Board and Chief Executive Officer

(or the then-current successor Chief Executive Officer)

Duke Energy Corporation

Post Office Box 1006, EC3XB

Charlotte, North Carolina 28201-1006

cc:	Mr. Christopher C. Rolfe Vice President Human Resources Duke Energy Corporation Post Office Box 1244, PB04J Charlotte, North Carolina 28201-1244

IN WITNESS WHEREOF, the Parties have executed this First Amendment as of August 18, 2004

DUKE ENERGY CORPORATION (For itself and each of its subsidiaries and affiliates)

/s/ Paul M. Anderson
By: Title:	Paul M. Anderson Chairman of the Board and Chief Executive Officer

THE EMPLOYEE

/s/ Richard J. Osborne
Richard J. Osborne

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